InfuSystem Holdings Reports $10.7 Million of Revenue and $3.2 Million of Adjusted EBITDA for the Fourth Quarter of 2009

MADISON HEIGHTS, MI -- (Marketwire - March 02, 2010) - InfuSystem Holdings, Inc. (OTCBB: INHI) (OTCBB: INHIW) (OTCBB: INHIU), the leading provider of ambulatory infusion pumps and associated clinical services, today announced financial results and provided a business update for the fourth quarter and full year ended December 31, 2009.

Revenue for the fourth quarter ended December 31, 2009 was $10.7 million, a 17% improvement compared to $9.1 million for the same period in 2008. For the full year 2009, the Company reported revenue of $39.0 million, a 10% increase compared to 2008 revenues of $35.4 million.

Mr. Sean McDevitt, Chief Executive Officer, commented, "InfuSystem continues to build sales momentum with the addition of new oncology clinic customers as demonstrated by our solid financial results. We continue to realize benefits from the refocusing of our sales force and the back-office efficiency tools that we implemented this past summer. With the continued steady growth of our core business, strategic initiatives to broaden our product and service offering and the announcement of the warrant exchange offer, we are more confident than ever in the long-term outlook for the company and industry."

Financial Results for the Fourth Quarter 2009

Revenue for the fourth quarter ended December 31, 2009 was $10.7 million, a 17% improvement compared to $9.1 million for the same period in 2008. The increase in revenues is primarily due to obtaining business at new customer facilities, timing of documentation collection and related billings, improved operational efficiency tools, as well as increased reimbursement. Operating income for the fourth quarter of 2009 was $1.4 million versus operating income of $1.5 million for the same period in 2008. The decrease in operating income was due, primarily, to an increase in the provision for doubtful accounts and pump maintenance costs, partially offset by higher revenues and lower stock-based compensation expense. The increase in the provision for doubtful accounts is directly related to a slight increase in the mix of billings directly to patients, as compared to billings to third-party payors. The net income for the fourth quarter of 2009 was $966,000, or $0.05 per diluted share, compared to net income of $1.3 million or $0.07 per diluted share, for the same period in 2008.

Adjusted EBITDA for the fourth quarter ended December 31, 2009 was $3.2 million, compared to $3.3 million for the same period in 2008. The decrease in adjusted EBITDA for the fourth quarter of 2009 was primarily the result of an increase in the provision for doubtful accounts and pump maintenance costs, partially offset by higher revenues. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and excludes gain (loss) on derivative financial instruments and stock-based compensation, and other non-recurring charges. Adjusted EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company believes the presentation of Adjusted EBITDA is a relevant and useful measure to assist a reader's ability to understand the Company's operating performance. The Company's management likewise utilizes Adjusted EBITDA as a means to measure its operating performance. Reconciliation from Adjusted EBITDA, a non-GAAP measure, to net income can be found in the appendix.

Financial Results for the Full Year Ended December 31, 2009

Revenue for the full year ended December 31, 2009 was $39.0 million, a 10% improvement compared to $35.4 million for the same period in 2008. Operating income for the full year ended December 31, 2009 was $5.3 million versus operating income of $4.8 million for the same period in 2008. The increase in operating income for the full year ended December 31, 2009 was a result of an increase in revenue, lower freight costs, partially offset by management transition expenses and provision for doubtful accounts.

The net income for the full year ended December 31, 2009 was $774,000, or $0.04 per diluted share, compared to net income of $10.0 million or $0.53 per diluted share, for the same period in 2008. The net income for the full year ended December 31, 2009 included a ($78,000) loss on derivative financial instruments, which was predominantly attributable to the increase in the publicly traded value of the Company's warrants during 2009, compared to a $9.8 million gain on derivative financial instruments in the comparable period in 2008.

Adjusted EBITDA for the full year ended December 31, 2009 was $12.9 million, compared to $12.1 million for the same period in 2008.

Total cash and cash equivalents were $7.8 million at the year end 2009, compared to $11.5 million at the end of 2008. As of December 31, 2009, InfuSystem had $24.1 million of debt outstanding, compared to $30.7 million at year end 2008.

Conference Call

The company will host an investor conference call today at 5:00 p.m. ET to discuss its financial results for the fourth quarter and year end 2009. The investor conference call will be available via live webcast on InfuSystem's website at www.infusystem.com in the Investors section. To participate by telephone, the dial-in number is (888) 677-8769. The access code is 3740095. Investors are advised to dial into the call at least ten minutes prior to the call to register. A replay of the call can be accessed by dialing (888) 203-1112, confirmation number 3740095. An online archive of the conference call will remain on the Company's website for at least 90 days after the call.

About InfuSystem Holdings, Inc.

InfuSystem is the leading supplier of infusion services to oncologists and other outpatient treatment settings. The Company provides pole mounted and ambulatory pumps, supplies and related clinical, biomedical and billing services to practices and patients, nationwide. The Company's unique suite of services appeals to practices, patients and payors by improving access to clinically necessary medical equipment, while driving down costs and maximizing clinical outcomes.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks detailed from time to time in InfuSystem's publicly filed documents.

                         INFUSYSTEM HOLDINGS, INC.
                        CONSOLIDATED BALANCE SHEETS

                                               December 31,  December 31,
(in thousands, except share data)                  2009          2008
                                               ------------- -------------

ASSETS
Current Assets:
  Cash and cash equivalents                    $       7,750 $      11,513
  Accounts receivable, less allowance for
   doubtful accounts of $1,842 and $1,552 at
   December 31, 2009 and December 31, 2008,
    respectively; December 31, 2009 and
   December 31, 2008 include $0 and $72 due
    from Kimberly-Clark (I-Flow), respectively         5,517         4,168
  Inventory                                              925           391
  Prepaid expenses and other current assets              395           676
  Deferred income taxes                                  125             -
                                               ------------- -------------
    Total Current Assets                              14,712        16,748
 Property & equipment, net                            13,499        10,878
 Deferred debt issuance costs, net                       781         1,276
 Goodwill                                             56,580        56,580
 Intangible assets, net                               28,911        30,738
Other assets                                             207             -
                                               ------------- -------------
    Total Assets                               $     114,690 $     116,220
                                               ============= =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                             $       1,306 $       1,012
  Deferred income taxes                                    -            55
  Other current liabilities                            1,573           939
  Derivative liabilities                               2,670         2,592
  Current portion of long-term debt; December
   31, 2009 and December 31, 2008 include
   $4,928 and $8,565 payable to Kimberly-Clark
   (I-Flow), respectively                              5,501         8,644
                                               ------------- -------------
    Total Current Liabilities                         11,050        13,242
 Long-term debt, net of current portion;
  December 31, 2009 and December 31, 2008
  include $16,757 and $21,685 payable to
  Kimberly-Clark (I-Flow), respectively               18,640        22,025
 Deferred income taxes                                 3,314           880
Other liabilities                                        221             -
                                               ------------- -------------
    Total Liabilities                          $      33,225 $      36,147
                                               ============= =============
Stockholders' Equity
Preferred stock, $.0001 par value; authorized
 1,000,000 shares; none issued                             -             -
Common stock, $.0001 par value; authorized
  200,000,000 shares; issued 18,734,144 and
  18,512,671, respectively; outstanding
  18,734,144 and 17,278,626, respectively                  2             2
Additional paid-in capital                            81,410        80,792
Retained earnings (deficit)                               53          (721)
                                               ------------- -------------
Total Stockholders' Equity                            81,465        80,073
                                               ------------- -------------
    Total Liabilities and Stockholders' Equity $     114,690 $     116,220
                                               ============= =============

                         INFUSYSTEM HOLDINGS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                              Three Months Ended         Year Ended
                                 December 31,            December 31,
(in thousands, except       ----------------------  ----------------------
 per share data)               2009        2008        2009        2008
                            ----------  ----------  ----------  ----------

Net revenues                    10,662       9,092      38,964      35,415

Operating expenses:
  Cost of Revenues -- Product
   and supply costs              1,753       1,240       6,200       5,422
  Cost of Revenues -- Pump
   depreciation and
   disposals                     1,121         861       4,127       3,769
  Provision for doubtful
   accounts                      1,272         710       4,006       3,187
  Amortization of
   intangibles                     457         457       1,827       1,827
  Selling and marketing          1,509       1,258       5,258       4,659
  General and
   administrative                3,190       3,028      12,218      11,765
                            ----------  ----------  ----------  ----------
    Total Operating Expenses     9,302       7,554      33,636      30,629
                            ----------  ----------  ----------  ----------
Operating income                 1,360       1,538       5,328       4,786
 Other income (loss):
  Gain (loss) on
   derivatives                   1,122       1,150         (78)      9,815
  Interest income                    -          22           4          36
  Interest expense                (831)       (943)     (3,503)     (3,771)
                            ----------  ----------  ----------  ----------
    Total other income (loss)      291         229      (3,577)      6,080
                            ----------  ----------  ----------  ----------

 Income before income taxes      1,651       1,767       1,751      10,866
 Income tax expense               (685)       (508)       (977)       (907)
                            ----------  ----------  ----------  ----------
    Net income                     966       1,259         774       9,959
                            ==========  ==========  ==========  ==========

 Net income per share:
    Basic                         0.05        0.07        0.04        0.56
    Diluted                       0.05        0.07        0.04        0.53
 Weighted average shares
  outstanding:
    Basic                   18,697,729  18,476,445  18,609,797  17,940,952
    Diluted                 18,956,690  18,794,943  18,931,356  18,672,321

                         INFUSYSTEM HOLDINGS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                               Three Months Ended         Year Ended
                                  December 31             December 31
(in thousands)                   2009       2008         2009      2008
                              ---------  ---------    ---------  ---------
OPERATING ACTIVITIES
Net Income                    $     966  $   1,259    $     774  $   9,959
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
     (Gain) loss on
      derivative liabilities     (1,122)    (1,150)          78     (9,815)
     Provision for doubtful
      accounts                    1,272        710        4,006      3,187
     Depreciation                 1,151        894        4,122      3,935
     Amortization of
      intangible assets             457        457        1,827      1,827
     Amortization of deferred
      debt issuance costs           113        148          495        642
     Loss on disposal of
      assets                         63        168          342        553
     Stock-based compensation       224        384          753      1,550
     Deferred income taxes        1,467        536        2,254        935
Changes in assets and
 liabilities, net of effects
 of acquisitions:
     Increase in current
      accounts receivable,
      net of provision           (1,198)    (1,530)      (5,355)    (1,835)
     Decrease (increase) in
      other current assets          379       (276)        (253)       560
     (Increase) decrease in
      other assets                 (189)                   (207)
     (Decrease) increase in
      accounts payable and
      other liabilities            (931)        27          872       (601)

                              ---------  ---------    ---------  ---------
NET CASH PROVIDED BY
 OPERATING ACTIVITIES             2,652      1,627        9,708     10,897
                              ---------  ---------    ---------  ---------

INVESTING ACTIVITIES
     Capital expenditures          (573)      (782)      (4,612)    (1,733)
     Proceeds from sale of
      property                                  10            1         10
     Payment of deferred
      acquisition costs               -                       -       (105)
     Cash received for
      acquisition from
      I-Flow, net of cash
      acquired                        -        784            -        784

                              ---------  ---------    ---------  ---------
NET CASH (USED IN) PROVIDED
 BY INVESTING ACTIVITIES           (573)        12       (4,611)    (1,044)
                              ---------  ---------    ---------  ---------

FINANCING ACTIVITIES
     Principal payments on
      term loan                    (818)      (818)      (8,565)    (2,044)
     Common stock repurchased
      to satisfy minimum
      statutory withholding
      on stock-based
      compensation                 (135)       (82)        (135)      (195)
     Principal payments on
      capital lease
      obligation                    (92)       (21)        (160)       (61)

                              ---------  ---------    ---------  ---------
NET CASH USED IN FINANCING
 ACTIVITIES                      (1,045)      (921)      (8,860)    (2,300)
                              ---------  ---------    ---------  ---------

Net change in cash and cash
 equivalents                      1,034        718       (3,763)     7,553
Cash and cash equivalents,
 beginning of period              6,716     10,795       11,513      3,960
                              ---------  ---------    ---------  ---------

                              ---------  ---------    ---------  ---------
Cash and cash equivalents,
 end of period                    7,750     11,513        7,750     11,513
                              ---------  ---------    ---------  ---------

                         INFUSYSTEM HOLDINGS, INC.
                           GAAP RECONCILIATION

Reconciliation from Net Income to Adjusted EBITDA:

                                 Three Months Ended       Year Ended
                                    December 31,          December 31,
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
Net Income                      $     966  $   1,259  $     774  $   9,959
Adjustments:
  Interest expense                    831        943      3,503      3,771
  Interest income                       -        (22)        (4)       (36)
  Income tax expense                  685        508        977        907
  Depreciation -- Pumps             1,058        861      3,785      3,769
  Depreciation -- Other                93         33        337        166
  Amortization                        457        457      1,827      1,827
                                ---------  ---------  ---------  ---------
EBITDA                          $   4,090  $   4,039  $  11,199  $  20,363
                                ---------  ---------  ---------  ---------
Adjustments:
  Loss (gain) on derivatives       (1,122)    (1,150)        78     (9,815)
  Stock-based compensation            224        384        753      1,550
  Termination Benefits                                      877
                                ---------  ---------  ---------  ---------
Adj. EBITDA                     $   3,192  $   3,273  $  12,907  $  12,098
                                =========  =========  =========  =========

Sean Whelan
CFO
InfuSystem
(248) 291-1210

Investor Contacts:
Asher Dewhurst
Bob East
Westwicke Partners
Infusystem@westwicke.com
Tel: (443) 213-0500